UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 4, 2016

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Pendrell Corporation (the "Company"), on November 5, 2015, the Company received written notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC ("Nasdaq") stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the "Bid Price Rule"), which requires listed securities to maintain a minimum closing bid price of at least $1.00. In accordance with Nasdaq rules, the Company had a period of 180 calendar days, or until May 3, 2016, to regain compliance with the Bid Price Rule.

In anticipation of extending its deadline for compliance with the Bid Price Rule, the Company submitted to Nasdaq an extension request and applied for a transfer of the listing of its Class A common stock (the "Common Stock") to the Nasdaq Capital Market. On May 4, 2016, the Company received written notice from Nasdaq confirming an extension to October 31, 2016 for the Company to regain compliance with the Bid Price Rule, and stating that the Company’s application to transfer the listing of its Common Stock to the Nasdaq Capital Market is approved, effective at the opening of business on May 5, 2016.

If at any time before October 31, 2016 the closing bid price of the Common Stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide written confirmation that the Company has achieved compliance with the Bid Price Rule. The Company will continue to monitor the bid price for its Common Stock and be prepared to effect a reverse stock split if necessary to regain compliance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

May 4, 2016	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary